UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 12, 2015

FX ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35012	87-0504461
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

3006 Highland Drive, Suite 206
Salt Lake City, Utah	84106
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (801) 486-5555

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01—ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 12, 2015, FX Energy, Inc., a Nevada corporation (the “Company”), Orlen Upstream Sp. z o.o., a Polish private limited company (“Parent”), and Kiwi Acquisition Corp., a Nevada corporation and wholly owned subsidiary of Parent (“Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

The Merger Agreement provides that, on the terms and subject to the conditions set forth in the Merger Agreement, Purchaser will commence a tender offer (the “Offer”) to purchase all of the outstanding shares of common stock of the Company (the “Common Stock”), at a price of $1.15 per share (the “Offer Price”), without interest and subject to any required withholding taxes. The Merger Agreement further provides that, on the terms and subject to the conditions set forth in the Merger Agreement, following completion of the Offer, Purchaser will merge with and into the Company, with the Company continuing as the surviving corporation and as a wholly-owned subsidiary of Parent (the “Merger”).  In the Merger, each outstanding share of Common Stock (other than shares of Common Stock held by the Company, Parent or Purchaser and, if dissenters’ rights are available with respect to the Merger under Nevada law, shares of Common Stock held by stockholders who are entitled to assert, and who properly assert, such dissenters’ rights) will be converted into the right to receive cash in an amount equal to the Offer Price, subject to any required withholding of taxes and without interest.

Consummation of the Offer is subject to customary conditions set forth in the Merger Agreement, including, among others, that:

(i)                                     the number of shares of Common Stock validly tendered pursuant to the Offer and not validly withdrawn, together with the number of shares of Common Stock (if any) then owned by Parent or Purchaser, represents a majority of the shares of Common Stock then outstanding (calculated on a fully diluted basis),

(ii)                                  any applicable filings or approvals or any mandatory waiting periods under antitrust laws that are required for the consummation of the Offer and the Merger have been made, obtained or expired, as the case may be,

(iii)                               no governmental authority has enacted any law or order that makes the Offer or the Merger illegal or otherwise prohibits the consummation of the Offer or the Merger, and there are no pending proceedings of any governmental authority challenging the consummation of the Offer or the Merger, and

(iv)                              the Merger Agreement has not been terminated in accordance with its terms.

The Offer will expire at 12:01 a.m., Eastern Time, on the twenty-first (21st) business day following the date the Offer is first commenced unless extended in accordance with the terms of the Offer and the Merger Agreement and the applicable rules and regulations of the United States Securities and Exchange Commission (the “SEC”).

Following the Offer, if Parent and Purchaser own at least 90% of the outstanding shares of Common Stock, including through the exercise of a “top-up” option granted to Purchaser, the Merger will be effected through a “short-form” merger without further action by the shareholders of the Company. The Company has granted Purchaser a “top-up” option to acquire directly from the Company after completion of the Offer the number of shares required to effect the “short-form” merger at a price per share equal to the Offer Price, subject to the availability of sufficient authorized and unissued shares of Common Stock.  If, after completion of the Offer, Parent and Purchaser own less than 90% of the outstanding shares of Common Stock and the “top-up” option is not exercised, the Company will convene a meeting of the holders of its Common Stock to approve the Merger.  Parent and Purchaser have agreed that they will vote all shares of Common Stock owned by them in favor of approval of the Merger.

Completion of the Merger is subject to the conditions that (i) Purchaser has accepted for payment and paid for all shares of Common Stock validly tendered and not withdrawn in the Offer, (ii) no governmental authority has enacted any law or order that makes the Merger illegal or otherwise prohibits the consummation of the Merger, and (iii) if approval of the Merger by the holders of Common Stock is required to complete the Merger under Nevada law, such approval has been obtained.

The Merger Agreement provides that, in the event the “top-up” option is not exercisable, Parent will have the right to appoint two individuals to serve on the board of directors of the Company and one individual to serve on each committee of the board of directors of the Company and the board of directors of the Company’s subsidiary, FX Energy Poland Sp. z o.o., subject to applicable NASDAQ independence rules.

The Merger Agreement provides that all outstanding shares of the Company’s 9.25% Series B Cumulative Convertible Preferred Stock will be redeemed following completion of the Offer at a redemption price of $25.00 per share, plus accrued and unpaid dividends to, but not including, the redemption date in accordance with the terms of the preferred stock.

The Merger Agreement contains customary representations and warranties by Parent, Purchaser and the Company. The Merger Agreement also contains customary covenants and agreements, including among others restrictions on the operation of the business of the Company and its subsidiaries between signing and closing and a covenant of the Company not to solicit alternative transactions or to provide information or enter into discussions with respect to alternative transactions, subject to certain exceptions.

The Merger Agreement may be terminated under certain circumstances, including in specified circumstances with respect to superior proposals, and provides that, upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Purchaser a termination fee of $4 million.

A copy of the Merger Agreement is filed as Exhibit 2.1 hereto. The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by the full text of the Merger Agreement. The Merger Agreement has been filed as an exhibit to this report to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Purchaser or to modify or supplement any factual disclosures about the Company in its public reports filed with the SEC. The Merger Agreement includes representations, warranties and covenants of the Company, Parent and Purchaser made solely for purposes of the Merger Agreement and which may be subject to important qualifications and limitations agreed to by the Company, Parent and Purchaser in connection with the negotiated terms of the Merger Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to the Company’s SEC filings or may have been used for purposes of allocating risk among the Company, Parent and Purchaser rather than establishing matters as facts.

ITEM 7.01—REGULATION FD DISCLOSURE

On October 13, 2015, the Company issued a press release announcing the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

The following exhibits are filed or furnished, as applicable, as exhibits to this report:

Exhibit Number	Title of Document

2.1	Agreement and Plan of Merger between FX Energy, Inc., Orlen Upstream Sp. z o.o. and Kiwi Acquisition Corp. dated October 12, 2015.

99.1	Press Release dated October 13, 2015

Additional Information and Where to Find It

The tender offer described in this communication has not commenced. This report is for information purposes only and is not an offer to purchase or a solicitation of an offer to sell shares of Common Stock.  It is also not a substitute for the tender offer materials or Solicitation/Recommendation statement to be filed by the parties.  At the time the tender offer is commenced, Purchaser will file or cause to be filed tender offer materials on Schedule TO with the SEC and thereafter the Company will file a

Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC related to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY BEFORE MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER OR TENDERING SHARES. Those materials will be made available to holders of Common Stock at no expense to them by the information agent for the tender offer, which will be announced. In addition, all of those materials (and any other documents filed with the SEC) will be available at no charge on the SEC’s website at www.sec.gov or phone, email or written request by contacting the Company at the following:

Address:	3006 Highland Drive, Suite 206,
Salt Lake City, Utah 84106
Phone:	(801) 486-5555
Email:	scottduncan@fxenergy.com

Forward-Looking Statements

Statements in this report regarding the proposed transaction, the expected timetable for completing the proposed transaction, benefits of the proposed transaction, future financial or operating results and any other statements about the future expectations, beliefs, goals, plans or prospects of the Company constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements.  There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the proposed transaction; the ability to obtain requisite regulatory and shareholder approval and the satisfaction of the other conditions to the consummation of the proposed transaction; the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers, customers and competitors; and the other factors and financial, operational and legal risks or uncertainties described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and other reports filed with the SEC under the Securities Exchange Act of 1934.  The Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FX ENERGY, INC.
Registrant

Dated: October 13, 2015	By:	/s/ Clay Newton
Clay Newton, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Title of Document

2.1	Agreement and Plan of Merger between FX Energy, Inc., Orlen Upstream Sp. z o.o. and Kiwi Acquisition Corp. dated October 12, 2015.

99.1	Press Release dated October 13, 2015